Form of Warrant

THE ISSUANCE OF THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (REGISTRATION NO. 333-162671).

LIGHTBRIDGE CORPORATION

WARRANT TO PURCHASE COMMON SHARES

Warrant No.:  ______________
Number of Common Shares: ___________
Date of Issuance: October 25, 2013 (“Issuance Date”)

     Lightbridge Corporation, a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [INVESTOR NAME], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Shares (including any Warrants to Purchase Common Shares issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the six (6) month anniversary of the Issuance Date, but not after 5:00 p.m., New York time, on the Expiration Date (as defined below), [_____(_____)] (subject to adjustment as provided herein) fully paid, nonassessable Common Shares (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is the Warrant to Purchase Common Shares issued pursuant to (i) Section 1 of that certain Subscription Agreement dated as of October 21, 2013 (the “Subscription Date”), by and between the Company and the Holder (the “Subscription Agreement” and together with the other subscription agreements entered into by the Company on the Subscription Date, the “Subscription Agreements”) and (ii) the Company’s Registration Statement on Form S-3 (File number 333-187659) (as amended and supplemented through October 22, 2013, the “Registration Statement”).

     1. EXERCISE OF WARRANT.

          (a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the date that is six months from the Issuance Date, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within two (2) days following the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, or provided the conditions for cashless exercise set forth in Section 1(e) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(e)). Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”), upon the request of the Holder, credit such aggregate number of Common Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y), if the Transfer Agent is not participating in the FAST Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Common Shares to which the Holder is entitled pursuant to such exercise. The Warrant Shares so purchased shall be deemed to be issued to the Holder or the Holder’s designee, as the record owner of such Warrant Shares, as of the close of business on the date of exercise. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Common Shares are to be issued upon the exercise of this Warrant, but rather the Company shall pay to Holder cash equal to the product of such fraction multiplied by the Closing Sale Price of one Warrant Share on the Share Delivery Date. The Company shall pay any and all transfer taxes and transfer agent fees which may be payable with respect to the issuance and delivery of Warrant Shares to the Holder upon exercise of this Warrant.

          (b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $2.30 per Warrant Share, subject to adjustment as provided herein.

          (c) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

          (d) Limitations On Exercise. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by such Person and its affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in the most recent of (1) the Company’s most recent Form 10-K, Form 10-Q or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding Common Shares was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder. The provisions of this paragraph shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained. The limitations contained in this paragraph shall apply to any successor Holder of this Warrant.

          (e) Limited Cashless Exercise. If the Registration Statement (or any subsequent registration statement applicable to the Warrant Shares) permitting the registered issuance of the Warrant Shares is not then effective or the prospectus forming a part thereof is not then available, then the Holder shall be entitled to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows (a “Cashless Exercise”):

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.
Y = the number of Warrant Shares with respect to which this Warrant is being exercised.
A = the VWAP for the five (5) Trading Days immediately prior to (but not including) the date of delivery of the Exercise Notice.
B = the Exercise Price.

          Upon receipt of an Exercise Notice to which this Section 1(e) is applicable, the Company shall notify the Holder within one (1) Trading Day of such applicability and the calculation of the Warrant Shares issuable upon the noticed exercise of the Warrant utilizing cashless exercise, and confirm the Holder’s desire to complete the exercise of the Warrant pursuant to this Section 1(e).

          For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

          (f) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days after the Share Delivery Date in compliance with the terms of this Section 1, a certificate for the number of Common Shares to which the Holder is entitled and register such Common Shares on the Company’s share register or to credit the Holder’s balance account with DTC for such number of Common Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such Trading Day the Holder, or any third party on behalf of the Holder or for the Holder’s account, purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the Closing Sale Price on the Share Delivery Date.

     2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

          (a) Adjustment upon Subdivision or Combination of Common Shares. If the Company at any time on or after the Subscription Date subdivides (by any share split, share dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by any reverse share split, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (b) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights or phantom share rights to all shareholders), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

          (c) Calculations. All calculations made under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a Common Share, as applicable.

     3. RIGHTS UPON DISTRIBUTION OF ASSETS.

          (a) If at any time or from time to time the holders of Common Shares of the Company (or any other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

                    (i) Common Shares or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Shares, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than an issuance due to a subdivision covered in Section 2(a) above);

                    (ii) any cash paid or payable, including any declared and paid cash dividends; or

                    (iii) Common Shares or additional shares or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than Common Shares pursuant to Section 2(a) above), then and in each such case, the Exercise Price in effect immediately prior to such distribution will be reduced by the value of the distribution per Common Share . The number of Warrant Shares shall be increased to a number of shares equal to the number of Common Shares obtainable upon exercise in full of this Warrant immediately prior to the close of business on the record date fixed for the determination (without regard to any restrictions or limitations on exercise of this Warrant) of holders of Common Shares entitled to receive the distribution multiplied by a fraction equal to the Exercise Price in effect immediately prior to the Exercise Price adjustment set forth in the immediately preceding sentence over the Exercise Price in effect immediately following such adjustment. The value of a distribution shall be determined as follows: (i) in the case of a cash distribution, the dollar amount of cash distributed per Common Share; (ii) in the case of a distribution (other than cash) the value of which can be determined using the Black and Scholes Option Pricing Model (including, without limitation, options, warrants and similar securities), the Black and Scholes Value of such distribution per Common Share; and (iii) in the case of a distribution (other than cash) that cannot be determined using the Black and Scholes Option Pricing Model, the value of such distribution per Common Share determined by a valuation agent reasonably acceptable to the Company and the Holder.

          (b) Upon the occurrence of each adjustment pursuant to this Section 3, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and number or type of Warrant Shares describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based, including the expiration date of any applicable options, warrants or rights. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Transfer Agent. All calculations made under this Section 3 shall be made by rounding to the nearest cent or the nearest 1/100th of any security, as applicable.

     4. FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 1(d) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 1(d) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction other than one in which a Successor Entity (as defined below) that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. As used herein (w) “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date, (x) “Successor Entity” means the Person (as defined in the Purchase Agreement) (or, if so elected by the Holder, the Parent Entity (as defined below)) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into, (y) “Eligible Market” means the NYSE MKT, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing) and (z) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 4 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

     5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith comply with all the provisions of this Warrant and take all actions consistent with effectuating the purposes of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of Common Shares issuable upon exercise of the Warrants then outstanding (without regard to any limitations on exercise).

     6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders, provided that any such notice or information published via international wire or furnished to or filed with the U.S. Securities and Exchange Commission shall satisfy this requirement.

     7. REISSUANCE OF WARRANTS; NO FRACTIONAL SHARES.

          (a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company and deliver the completed and executed Assignment Form, in the form attached hereto as Exhibit B, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

          (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

          (c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional Common Shares shall be given.

          (d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

          (e) No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay to Holder cash equal to the product of such fraction multiplied by the Closing Sale Price of one Warrant Share on the Share Delivery Date.

     8. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page hereto and to Holder at the applicable address set forth on the applicable signature page to the Subscription Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

     9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of Holders owning seventy-five percent (75%) in interest of the outstanding Warrants issued under the Subscription Agreements; provided, that (x) any such amendment or waiver must apply to all Warrants issued by the Company pursuant to the Subscription Agreements; and (y) the number of Warrant Shares subject to this Warrant, the Exercise Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Holder. No waiver of any provision hereunder shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

     10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

     11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

     12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

     13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within four (4) Business Days thereafter submit via facsimile the disputed determination of the Exercise Price or Warrant Shares to an independent, reputable investment bank mutually agreeable to the Company and the Holder. The Company shall cause the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and any other reasonable expenses incurred in good faith in connection with any such dispute will be borne by the Company unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was incorrect, in which case the expenses of the investment bank and any other reasonable expenses incurred in connection with any such dispute will be borne by the Holder.

     14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

     15. TRANSFER. This Warrant may be offered for sale, sold, transferred, hypothecated or assigned without the consent of the Company. This Warrant and the Warrant Shares have been registered by the Company with the U.S. Securities and Exchange Commission pursuant to the Registration Statement.

     16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

          (a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

          (b) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security in the United States, the last trade price of such security on the principal securities exchange or trading market in the United States where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported on Pink Quote published by Pink OTC Markets Inc. (formerly Pink Sheets). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

          (c) “Common Shares” means (i) shares of the Company’s common stock, $0.001 par value (the “Common Stock”), and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

          (d) “Eligible Market” means The New York Stock Exchange, Inc., The NYSE MKT Equities or The NASDAQ Stock Market.

          (e) “Expiration Date” means the date ninety (90) months following the Issuance Date or, if such date falls on a day on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

          (f) Intentionally omitted.

          (g) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

          (h) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

          (i) “Principal Market” means The NASDAQ Capital Market.

          (j) “Successor Entity” means the Person (or, if such Person’s common stock or equivalent equity security is not quoted or listed on an Eligible Market, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

          (k) “Trading Day” means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market in the United States for the Common Shares, then on the principal securities exchange or securities market in the United States on which the Common Shares are then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

          (l) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on the Principal Market or an Eligible Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the trading market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b) if then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Shares are not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Shares are then reported on Pink Quote published by Pink OTC Markets Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of one Common Share as determined by an independent appraiser reasonably acceptable to the Company and selected in good faith by the Investors identified on those Subscription Agreements executed on the Subscription Date holding a majority in interest of the Shares issued pursuant to the Subscription Agreements which are then outstanding, the fees and expenses of which shall be paid by the Company.

[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.

LIGHTBRIDGE CORPORATION

By:
____________________________
Name:

Title:

[Signature Page to Warrant]

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON SHARES

LIGHTBRIDGE CORPORATION

     The undersigned holder hereby exercises the right to purchase _________ of the Common Shares (“Warrant Shares”) of Lightbridge Corporation, a Nevada corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Shares (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Payment of Exercise Price. The holder shall pay the Aggregate Exercise Price in the sum of $_____to the Company in accordance with the terms of the Warrant.

     2. Delivery of Warrant Shares. The Company shall deliver to the holder ______Warrant Shares in accordance with the terms of the Warrant and, after delivery of such Warrant Shares, Warrant Shares remain subject to the Warrant.

     3. Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the holder will not beneficially own in excess of the number of Common Shares (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be beneficially owned under Section 1(d) of the Warrant.

Date: ______ __, ______

Name of Registered holder

By: _________________

Name:

Title:

ACKNOWLEDGMENT

     The Company hereby acknowledges this Exercise Notice and hereby directs [Computershare Trust Company] to issue the above indicated number of Common Shares in accordance with the Transfer Agent Instructions dated [_________] from the Company [and acknowledged and agreed to by Computershare Trust Company].

LIGHTBRIDGE CORPORATION

By:
____________________
Name:

Title:

EXHIBIT B

ASSIGNMENT FORM

LIGHTBRIDGE CORPORATION

     (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)
Address:
__________________________________

(Please Print)

Dated: _________ _____, ______

Holder’s Signature:

Holder’s Address: __________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.